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                                                                     EXHIBIT 8.2

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
[SIDLEY AUSTIN LLP LOGO]       SIDLEY AUSTIN LLP      BEIJING      GENEVA        SAN FRANCISCO
                               787 SEVENTH AVENUE     BRUSSELS     HONG KONG     SHANGHAI
                               NEW YORK, NY  10019    CHICAGO      LONDON        SINGAPORE
                               212 839 5300           DALLAS       LOS ANGELES   TOKYO
                               212 839 5599 FAX                    NEW YORK      WASHINGTON, DC
                                                      FOUNDED 1866
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                                 March 13, 2006

China GrenTech Corporation Limited
16th Floor, Zhongyin Tower
Caitian North Road, Futian District
Shenzhen 518026
People's Republic of China

            Re: 6,250,000 American Depositary Shares, representing 156,250,000 Ordinary Shares of China GrenTech Corporation Limited

Ladies and Gentlemen:

      We have acted as United States counsel to China GrenTech Corporation Limited, an exempted company incorporated under the laws of the Cayman Islands (the "Issuer"), in connection with the initial public offering on the date hereof of 6,250,000 American depositary shares, each representing 25 ordinary shares, par value US$0.00002 per share, of the Issuer, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the "Act"), initially filed by the Issuer on March 13, 2006, as amended to date (the "Registration Statement"). Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement.

      As special United States counsel to the Issuer, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In rendering the opinion expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents. We have assumed and have not verified the accuracy as to factual matters set forth in the above-referenced documents. We have also assumed that the Conyers Dill & Pearman opinion dated the date hereof in respect of the Issuer is correct, and we have relied on their opinion as to all matters of Cayman Islands law.

      Based upon the foregoing and consideration of such other matters as we have deemed appropriate, we confirm and adopt as our opinion the statements contained in the Registration Statement under the heading "Taxation -- United States Federal Income Taxation," to the extent that they constitute matters of United States federal tax law or legal conclusions with respect thereto.

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[SIDLEY AUSTIN LLP LOGO]           CHINA GRENTECH CORPORATION LIMITED
                                           16TH FLOOR, ZHONGYIN TOWER
                                  CAITIAN NORTH ROAD, FUTIAN DISTRICT
                                                      SHENZHEN 518026
                                           PEOPLE'S REPUBLIC OF CHINA

                                                               PAGE 2   NEW YORK

      The opinion set forth herein is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinion is based. The opinion expressed herein is limited as described above, and we do not express an opinion with respect to any tax matters other than in connection with the statements contained in the Registration Statement under the heading "Taxation -- United States Federal Income Taxation."

      In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or to advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the above-referenced documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so. This opinion may not be relied on in connection with any transactions other than the transactions contemplated herein and may not be relied upon for any other purpose without our prior written consent.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as special United States counsel to the Issuer) under the heading "Taxation -- United States Federal Income Taxation" in the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           /s/ Sidley Austin LLP